Extractive Sector Transparency Measures Act - Annual Report							Reporting Entities May Insert Their Brand/Logo here
Reporting Entity Name	Ur-Energy Inc.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	4/21/2026
Reporting Entity ESTMA Identification Number	E078709		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Roger L Smith				Date	4/21/2026
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Ur-Energy Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E078709
Subsidiary Reporting Entities (if necessary)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of the United States of America	United States Nuclear Regulatory Commission			41,835					41,835	Permit
United States of America	Government of the United States of America	Bureau of Land Management			462,800					462,800	Claim fees
United States of America	State of Wyoming	Department of Environmental Quality			178,073					178,073	Project related fees
United States of America	State of Wyoming	Office of State Lands and Investment			11,812					11,812	Leases
United States of America	State of Wyoming	Deparment of Revenue	1,498,855							1,498,855	Severance, ad valorem and use tax;
United States of America	Sweetwater County, Wyoming	Treasurer	134,390		14,730					149,120	Property taxes and filing fees
United States of America	Carbon County, Wyoming	Recorder	24,583		765					25,348	Property taxes and filing fees
United States of America	Fremont County, Wyoming	Recorder	985		47					1,032	Property taxes and filing fees

Additional Notes:

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Ur-Energy Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E078709
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Lost Creek	1,634,230		530,968					2,165,198	Claim maintenance fees, severance taxes, property taxes, leases, filing fees, and permit review
United States of America	Shirley Basin	24,583		30,866					55,449	Claim maintenance fees, property taxes, filing fees, and permit review
United States of America	Other Wyoming exploration projects			129,628					129,628	Claim maintenance fees, property taxes, leases, aerial survey and filing fees
United States of America	Other Nevada exploration project			18,600					18,600	Claim maintenance fees

Additional Notes[3]:

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.

2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.